As filed with the Securities and Exchange Commission on February 6, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

RAPT THERAPEUTICS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	2834	47-3313701
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

561 Eccles Avenue

South San Francisco, California 94080

(650) 489-9000

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Brian Wong, M.D., Ph.D.

President and Chief Executive Officer

RAPT Therapeutics, Inc.

561 Eccles Avenue

South San Francisco, California 94080

(650) 489-9000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Michael Tenta Sale Kwon Ryan James Cooley LLP 3175 Hanover Street Palo Alto, California 94304 (650) 843-5000	Emily Roberts Stephen Salmon Davis Polk & Wardwell LLP 1600 El Camino Real Menlo Park, California 94025 (650) 752-2000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ (333-236256)

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to Be Registered(1)	Proposed Maximum Aggregate Offering Price Per Share	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee(3)
Common Stock, par value $0.0001 per share	575,000	$30.00	$17,250,000	$2,239.05

(1)

Represents only the additional number of shares being registered and includes an additional 75,000 shares of common stock issuable upon exercise of the underwriters’ option to purchase additional shares. Does not include the securities that the Registrant previously registered on the Registration Statement on Form S-1 (File No. 333-236256).

(2)	The registration fee is calculated in accordance with Rule 457(a) under the Securities Act of 1933, as amended, based on the proposed maximum aggregate offering price.
(3)

The registrant previously registered 2,300,000 shares of its common stock with an aggregate offering price not to exceed $99,337,000 on a Registration Statement on Form S-1 (File No. 333-236256), which was declared effective by the Securities and Exchange Commission on February 6, 2020. In accordance with Rule 462(b) under the Securities Act of 1933, as amended, an additional amount of securities having a proposed maximum aggregate offering price of $17,250,000 are hereby registered, which includes shares issuable upon the exercise of the underwriters’ option to purchase additional shares.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This Registration Statement on Form S-1 (this “Registration Statement”) is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, for the sole purpose of increasing the aggregate number of shares of common stock offered by RAPT Therapeutics, Inc. (the “Registrant”) by 575,000 shares, 75,000 of which are subject to purchase upon exercise of the underwriters’ option to purchase additional shares of the Registrant’s common stock. The additional securities that are being registered for sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Calculation of Registration Fee table contained in the Registration Statement on Form S-1 (File No. 333-236256) originally filed on February 4, 2020, as amended (the “Prior Registration Statement”). The information set forth in the Prior Registration Statement and all exhibits thereto are hereby incorporated by reference in this filing.

The required opinion and consents are listed on an Exhibit Index attached hereto and filed herewith.

EXHIBIT INDEX

Exhibit Number	Description

5.1	Opinion of Cooley LLP.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Cooley LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on page II-7 of the original filing of the Registration Statement on Form S-1 (File No. 333-236256), filed with the Commission on February 4, 2020 and incorporated herein by reference).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of South San Francisco, State of California, on February 6, 2020.

RAPT THERAPEUTICS, INC.

By:	/s/ Brian Wong
Brian Wong, M.D., Ph.D.
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Brian Wong Brian Wong, M.D., Ph.D.	President, Chief Executive Officer and Director (Principal Executive Officer)	February 6, 2020

/s/ Rodney Young Rodney Young	Chief Financial Officer (Principal Financial Officer)	February 6, 2020

/s/ Karen C. Lam Karen C. Lam	Vice President, Finance and Corporate Controller (Principal Accounting Officer)	February 6, 2020

* William Rieflin	Chair of the Board of Directors	February 6, 2020

* Michael F. Giordano, M.D.	Director	February 6, 2020

* David V. Goeddel, Ph.D.	Director	February 6, 2020

* Mary Ann Gray	Director	February 6, 2020

* Linda Kozick	Director	February 6, 2020

* Wendye Robbins	Director	February 6, 2020

* Pursuant to Power of Attorney

By:	/s/ Rodney Young
Rodney Young
Attorney-in-Fact